EXHIBIT 10.15.1

                   FIRST AMENDMENT TO THE BOWATER INCORPORATED
                           COMPENSATORY BENEFITS PLAN
                AS AMENDED AND RESTATED EFFECTIVE APRIL 30, 1991

     The Bowater Incorporated Compensatory Benefits Plan, as Amended and Restated Effective April 30, 1991 (the "Plan"), is hereby amended, effective January 1, 1996, by deleting the last two sentences of the first paragraph of
Section 7(c) of the Plan and replacing them with the following:

         "Anything in this Plan to the contrary notwithstanding, upon and following a Change in Control, the vested value of an Eligible Employee's Book Account shall be the value of the Eligible Employee's Book Account. The following definitions apply for purposes of this
         Section 7(c):

                  (i) "Acquiring Person" shall mean any Person who is or becomes a "beneficial owner" (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities, unless such Person has filed Schedule 13G and all required amendments thereto with respect to its holdings and continues to hold such securities for investment in a manner qualifying such Person to utilize Schedule 13G for reporting of ownership.

                  (ii) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

                  (iii) "Change in Control" of the Company shall be deemed to have occurred if:

                           (A)      any Person is or becomes an Acquiring
                                    Person;

                           (B) less than two-thirds (2/3) of the total membership of the Board shall be Continuing Directors; or

                           (C) the stockholders of the Company shall approve a merger or consolidation of the Company or a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.


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                  (iv)     "Continuing Director" shall mean any member of the
                           Board who was a member of the Board as of January 1, 1996, and any successor of a Continuing Director while such successor is a member of the Board who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or of any such Affiliate or Associate and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

                   (v) "Person" shall mean any individual, corporation, partnership, group, association or other "person" as such term is used in Section 13(d) and 14(d) of the Exchange Act.

The provisions of this Section 7(c) related to a Change in Control shall not be amended upon or following a Change in Control in any manner that might have the effect of reducing the vested value of an Eligible Employee's Book Account under the Plan. Nothing in this Section 7(c) shall be construed to prohibit, prior to a Change in Control, any amendment to the Plan, including to this Section 7(c), or any termination of the Plan pursuant to its terms."

     IN WITNESS WHEREOF, Bowater Incorporated has caused this Amendment to be executed by its duly authorized officer on the 26 day of April, 1996.

                                       BOWATER INCORPORATED


                                       By: /s/ Richard F. Frisch
                                           Richard F. Frisch


                                       Its:  Vice President-Human Resources

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